Exhibit 99.2
FORM OF RESCISSION OFFER ACCEPTANCE FORM

To:	[SEQUENCE NUMBER]
[NAME]
[ADDRESS #1]
[ADDRESS #2]
[CITY, STATE, ZIP]
[USA]

PLAN:
IDENTIFICATION NUMBER: [UNIQUE IDENTIFICATION NUMBER]
     YOU MAY ELECT TO ACCEPT OR REJECT THE RESCISSION OFFER. IF YOU WISH TO REJECT THE RESCISSION OFFER, DO NOT RETURN THIS FORM. YOU DO NOT NEED TO DO ANYTHING TO REJECT THE RESCISSION OFFER.
     IF YOU WISH TO ACCEPT THE RESCISSION OFFER, PLEASE COMPLETE, SIGN AND RETURN THIS FORM PURSUANT TO THE INSTRUCTIONS BELOW AND ENSURE ITS RECEIPT BY 11:59 P.M., U.S. PACIFIC TIME, ON [                    ], 2009 (THE “EXPIRATION DATE”), WHICH IS ___ DAYS FROM THE DATE OF THIS PROSPECTUS.
     WE URGE YOU TO REVIEW THIS PROSPECTUS CAREFULLY BEFORE DECIDING WHETHER TO ACCEPT OR REJECT THE RESCISSION OFFER.
Ladies and Gentlemen:
     The undersigned acknowledges receipt of a prospectus dated [_________], 2009 (the “Prospectus”), of Chevron Corporation (the “Company”), pursuant to which the Company offers to rescind (the “Rescission Offer”) the purchase of shares of Chevron Corporation common stock (“Shares”) purchased by the undersigned from February 21, 2008 through October 23, 2009 (the “Purchase Period”). The Shares were purchased through undersigned’s participation in the Chevron Mining Inc. Tax Deferred Savings Plan for the North River Mine (the “Savings Plan”) or the Chevron Mining Inc. Western Wage Agreements 401(k) Plan (the “401(k) Plan”) (the Savings Plan and 401(k) Plan each a “Plan” and collectively the “Plans”). Merrill Lynch Trust Company of New Jersey is the Trustee of the Plans.
     Effective as of the Expiration Date, the undersigned hereby accepts the Rescission Offer for all Shares purchased by the undersigned during the Purchase Period upon the terms and subject to the conditions set forth in the Prospectus. To the extent that the undersigned still holds such Shares, the undersigned directs the Trustee to sell the Shares held in the undersigned’s Plan account that are being repurchased effective as of the Expiration Date. The undersigned directs the Trustee to credit all proceeds pursuant to the Rescission Offer to the undersigned’s Plan account for investment or distribution in accordance with the terms of the Prospectus. The undersigned acknowledges that he or she is not eligible to accept the Rescission Offer with respect to Shares for which the undersigned would receive an amount per Share, plus interest, that is less than the fair market value per Share on the Expiration Date.
     If the undersigned is a current participant in a Plan and an active employee of Chevron Mining Inc., the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in accordance with the undersigned’s current investment elections for new contributions in the Plan. If the undersigned is a participant in the Savings Plan and has separate investment elections on file for both employee and employer contributions, his or her proceeds will be invested in accordance with the undersigned’s investment elections for employer contributions. If the undersigned is a current participant in a Plan, but is not an active employee of Chevron or does not have current investment elections on file, the undersigned acknowledges that payments to the undersigned pursuant to the Rescission Offer will be reinvested in the Moderate Goal Manager Portfolio Model. Such

payments will be subject to the same distribution rules as apply to amounts held in the undersigned’s other Plan accounts. The undersigned further acknowledges that activity in the undersigned’s Plan account will be temporarily suspended during the blackout period that begins at 11:59 p.m., U.S. Pacific Time, on [                    ], 2009, and ends at 11:59 p.m., U.S. Pacific Time, on [                    ], 2009. The Company will notify the undersigned in the event that the blackout period is extended past [                    ], 2009.
     If the undersigned has previously directed and caused a prior distribution of all of his or her investment in a Plan and no longer holds an individual account in the Plan, a Plan account will be created for the undersigned and proceeds will be credited to the account and invested in the Moderate Goal Manager Portfolio Model. The undersigned understands that if the undersigned receives a distribution from the Plan that includes amounts attributable to the Rescission Offer proceeds and such distribution is not rolled over into an individual retirement account or a qualified retirement plan, such distribution, including the amounts attributable to Rescission Offer proceeds, will generally be taxable as ordinary income to the undersigned. The undersigned further acknowledges that an additional ten percent income tax penalty may be imposed on such distribution depending on the undersigned’s age at the time of distribution.
     You should write down your identification number set forth on the front page of this form as you will need to provide it if you want to revoke your acceptance prior to the Expiration Date.

Name (please print)	Signature

Street Address	Date

City, State and Zip Code of Residence

Telephone Number

Identification Number (shown on the front page of this form)

INSTRUCTIONS TO RESCISSION OFFER ACCEPTANCE FORM
1.	Accepting the Rescission Offer: In order to accept the Rescission Offer, you must:
A.	Sign and date the Rescission Offer Acceptance Form and complete the name, address, date, and telephone number information above; and

B.	Mail or fax the Rescission Offer Acceptance Form before 11:59 p.m., U.S. Pacific Time, on [ ], 2009. You may mail your Rescission Offer Acceptance Form to:

[insert address]

If you choose to overnight your Rescission Offer Acceptance Form, please send it to:

[insert address]

You may fax your Rescission Offer Acceptance Form to .
     If you choose to accept the Rescission Offer, the Company recommends that you mail or fax the Rescission Offer Acceptance Form sufficiently in advance of the Expiration Date to ensure its receipt by the Expiration Date. The method for returning the Rescission Offer Acceptance Form is at your option and risk, and delivery will be deemed made only when actually received by us at the address or fax indicated above. If delivery is by mail, we recommend using registered mail with return receipt requested. You can also call the Chevron Corporation Rescission Offer Call Center at [                 ] to confirm your Rescission Offer Acceptance Form was received.
     WE MUST RECEIVE YOUR PROPERLY COMPLETED AND LEGIBLE RESCISSION OFFER ACCEPTANCE FORM ON OR BEFORE 11:59 P.M., U.S. PACIFIC TIME, ON THE EXPIRATION DATE [                    ], 2009. OTHERWISE, YOU WILL BE DEEMED TO HAVE REJECTED THE RESCISSION OFFER. WE WILL, IN OUR SOLE DISCRETION, DETERMINE WHETHER YOUR RESCISSION OFFER ACCEPTANCE FORM HAS BEEN PROPERLY COMPLETED AND WHETHER YOU ARE ELIGIBLE TO ACCEPT THE RESCISSION OFFER.
     Proceeds will be disbursed to your Plan account within 3-5 business days following the Expiration Date.
     We recommend that you write down your identification number printed on the front page of your Rescission Offer Acceptance Form. You will need to provide that identification number if you change your mind and decide to revoke your acceptance prior to the Expiration Date.
Questions: All determinations with respect to the Rescission Offer Acceptance Form and the Rescission Offer (including issues relating to the timeliness or effectiveness of any election) will be made by Chevron Corporation, which determination shall be final and binding. All questions regarding the Rescission Offer can be directed to the Chevron Corporation Rescission Offer Call Center at [                 ].
2.	Applying the FIFO principle to Share purchases and sales :
          Shares are deemed sold in the order in which you purchased them. In order to determine which Shares acquired during the Purchase Period are eligible for repurchase and which, if any, Shares so acquired were sold at a loss, all Shares acquired on your behalf pursuant to a Plan will be matched against all sales of Shares during the Purchase Period by matching the first Shares acquired with the first Shares sold. This principle, commonly called “first-in, first-out,” or “FIFO,” will be used by us in determining which Shares you sold at a loss and which Shares you now hold are eligible for repurchase and should be used by you to help determine whether or not you wish to accept the Rescission Offer. Shares subject to the Rescission Offer are only those purchased during the Purchase Period, February 21, 2008 through October 23, 2009. An example of the FIFO determination is shown below.

     Let’s assume that Ms. Smith has the following transaction history:

(1)	(2)	(3)
Type	Date of Transaction	Shares
Purchase 1	05/31/08	100
Purchase 2	07/08/08	25
Sale 1	09/01/08	50
Sale 2	10/15/08	50
Purchase 3	02/01/09	50
Sale 3	06/30/09	20
     In order to follow the FIFO determination, Ms. Smith first identifies the date and number of Shares of the first purchase of Shares. Then Ms. Smith identifies the date and number of Shares of the first sale of Shares. Ms. Smith’s calculation looks like this:

		Purchase of		Amount of Loss	Balance of
		Rescission Offer	Sale of Rescission	Recognized Per	Rescission Offer
	Date	Shares	Offer Shares	Share	Shares

Purchase 1	05/31/08	100 Shares (at $100 per share)	—	—	100
Purchase 2	07/08/08	25 Shares (at $90 per share)	—	—	125
Sale 1	09/01/08	—	50 shares (at $90 per share)	50 Shares at $10 loss per share (1)	75
Sale 2	10/15/08	—	50 shares (at $95 per share)	50 Shares at $5 loss per share (2)	25
Purchase 3	02/01/09	50 Shares (at $75 per share)	—	—	75
Sale 3	06/30/09	—	50 shares (at $75 per share)	25 Shares at $15 loss per share; 25 Shares at $0 loss per share (3)	25

(1)	Shares sold on this date are matched against Shares purchased on 05/31/08.

(2)	Shares sold on this date are matched against Shares purchased on 05/31/08.

(3)	Shares sold on this date are matched first against shares purchased on 07/08/08 and then against Shares purchased on 02/01/09.
          Using the above calculations, Ms. Smith sold 125 Shares at a loss during the Purchase Period. Under the Rescission Offer, Ms. Smith is eligible to receive a cash amount equal to the amount of loss, plus interest for those Shares. In addition, using the above calculations, Ms. Smith continues to hold 25 Shares that were purchased during the Purchase Period on 02/01/09 for $75 per share. For these Shares, Ms. Smith is eligible to receive a cash amount equal to the amount she paid for such Shares, plus interest. (However, Ms. Smith is not eligible to receive cash if the amount she paid for the Shares, plus interest, is less than the fair market value of the Shares on the Rescission Offer Expiration date, as it would not be economically beneficial to her.)